Exhibit 99.1
FOR IMMEDIATE RELEASE
ALLIANCE SEMICONDUCTOR ANNOUNCES SALE OF MIXED SIGNAL BUSINESS TO SHAH CAPITAL
SANTA CLARA, Calif.—(BUSINESS WIRE)—May 1, 2006— Alliance Semiconductor Corporation (Nasdaq: ALSC, “Alliance”) announced that it entered into a definitive agreement for the sale of its Analog and Mixed Signal Business Unit to a group of investors led by Shah Capital Partners, LP for $9,250,000, all cash. This transaction represents the second agreement to sell an operating Business Unit executed by Alliance during the past two weeks. The transaction is expected to close before May 31, 2006.
Mel Keating, President and CEO of Alliance said, “In addition to the cash being generated by these sales, we will be ending the years of losses generated by the semiconductor manufacturing operations that occurred under the prior management. Furthermore, we will be significantly reducing our overhead run rate. When the new Board was elected in October, 2005, Alliance had a worldwide headcount of 238. Following the completion of these two transactions, our headcount will be approximately 30. As a consequence of our reduced headcount, by July 31, 2006, we plan to relocate our corporate headquarters to smaller, much less expensive space. This real estate action alone should further reduce expenses by over $150,000 per month.”
Bryant Riley, Chairman of Alliance, said, “This agreement is a significant step in our plan to return value for Alliance stockholders. Now that we have taken steps to stop the operating losses, we can focus on realizing value from the Alliance venture capital investments.”
Alliance continues to explore the possible disposition of its remaining memory chip operations.
Forward-Looking Statements
Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events. Words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “is expected,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will be,” “will continue,” “may,” “becoming,” “receiving” or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. We caution that while we make such statements in good faith and we believe such statements are based on reasonable assumptions, including without limitation, management’s examination of historical operating trends, data contained in records, and other data available from third parties, we cannot assure you that our projections will be achieved. In addition to other factors and matters discussed from time to time in our filings with the U.S. Securities and Exchange Commission, or the SEC, some important factors that could cause actual results or outcomes for the Company or our subsidiaries to differ materially from those discussed in forward-looking statements include: changes in general economic conditions in the markets in which we may compete and fluctuations in demand in the semiconductor and communications industries; the possibility of unsatisfied closing conditions related to announced transactions; our ability to sustain historical margins; increased competition; increased costs; increases in our cost of borrowings or unavailability of debt or equity capital on terms considered reasonable by management if the need for financing arises; litigation; and adverse state, federal or foreign legislation or regulation or adverse determinations by regulators. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors.
Contacts:
Alliance Semiconductor Corporation, Santa Clara, CA
Melvin L. Keating, President and Chief Executive Officer
408-855-4900